UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2014

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	46-0408024 (IRS Employer Identification No.)

225 South Lake Avenue, Suite 1050, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Selection of Directors; Appointment of Certain Officers; Compensating Arrangements of Certain Officers.

On February 6, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved (i) annual increases in the base salaries of those officers identified below and (ii) the payment of cash bonus awards for 2013 for the same officers. Salary increases were effective as of January 1, 2014. Bonuses were awarded based on individual and overall Company performance during 2013.

Name	Title	New Salary	Bonus Payment
Christopher Anzalone	President and Chief Executive Officer	$553,000	$486,000
Bruce Given	Chief Operating Officer	$388,000	$221,000
Kenneth Myszkowski	Chief Financial Officer	$296,000	$113,000

The Committee also approved the following equity awards under the Company’s 2013 Incentive Plan:

Name	Title	Stock Options	RSUs
Christopher Anzalone	President and Chief Executive Officer	60,000	210,000
Bruce Given	Chief Operating Officer	50,000	125,000
Kenneth Myszkowski	Chief Financial Officer	50,000	70,000

The stock options have an exercise price of $14.54 and will vest in 48 equal month installments beginning on March 1, 2014. The restricted stock units will vest in two equal installments on February 6, 2015 and February 6, 2016.

The above description of the terms of the equity awards is qualified in its entirety by reference to the 2013 Incentive Plan included as Annex A to the Company’s Proxy Statement on Schedule 14A filed on December 20, 2013, the Form of Stock Option Agreement filed herewith as Exhibit 10.1 and the Form of Restricted Stock Unit Agreement filed herewith as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Option Agreement for use with the 2013 Incentive Plan

10.2	Form of Restricted Stock Unit Agreement for use with the 2013 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2014

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer